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                                                                    EXHIBIT 99.4


                                      TRW'S
                     EARNINGS RELEASE CONFERENCE CALL NOTES
                             THURSDAY, JULY 25, 2002


Thank you John and Good Morning,

Our construction products group continues to be our strongest performer. We are fortunate to have a relatively steady demand for the majority of our products in this group and we are pleased with our performance. Certain types of steel are currently in short supply and during the 2nd quarter, our highway guardrail business was challenged to maintain a consistent supply. Steel pricing has also been a challenge for us. Our costs during the 2nd quarter increased and it affected our guard rail profits by approximately $1.5 million. As we look to the future, we have a nice backlog of orders and we are optimistic we will have the steel to support our needs.

Our barge group has been highly focused on maintaining production while continuing to investigate barge corrosion issues. I'll provide more details on the barge corrosion issue at the end of our conference call. Our backlog for barges at this time is very close to where it was at our last conference call - at approximately 400 barges. Our hopper barge backlog is extended through the lst quarter of next year with our tank barges running through the end of the year.

Our industrial products group's operating efficiency continues to improve. As Jim mentioned, it is unfortunate that we had one of our major customer's file bankruptcy. The demand for LPG tanks in the U.S. was very light during the 2nd quarter. This is normally our slowest time of the year. During July, we've seen a pick-up in demand and we are hopeful the slowest part of the season is behind us. The demand for LPG tanks in Mexico dramatically improved and we are increasing our production of tanks for the Mexican market. We are continuing to consolidate our industrial products businesses and install updated equipment which should continue to lower our costs. We expect to enhance our overall competitiveness in this business group with the initiatives we are putting in place.

Our European rail business continued to book orders during the 2nd quarter and our backlog has increased 25% to 2370 units. We shipped 480 units this past quarter. We are implementing our plans for consolidating our European operations. We are in the process of preparing for closing our facility in England and we are very close to completing the sale of one Romanian facility which specializes in refurbishing rail equipment rather than new construction. This will consolidate our European rail production into our newly updated Romanian plant and the Czech Republic facility we obtained in our merger with Thrall. As we wind down our production in England and transfer it to the Czech Republic plant, we will have a short-term step-up in deliveries and profitability. This should improve our European profit picture for the balance of the year. This step-up in deliveries is a one-time event and we do not expect to be able to maintain this level of profitability. Our European shipments will increase up to 800 units per quarter through the end of the year. As we get closer to the end of the year, we will have a better view of the demand for 2003 and will be able to provide a projection of our shipments at this time. It's too early at this time to make a prediction. I'm pleased with our progress we are making with our European consolidation program.



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Trinity's North American rail group continues to be in a very competitive market. The majority of the major integration issues with Thrall are now behind us. I'm pleased with our progress and we are starting to see some benefits. We booked some nice business during the 2nd quarter. One of the orders we received was for 600 tank cars. This is an ideal base load type of order. Since the first of February, we have experienced a steady demand for tank cars and I see this as a bright spot in this area of our business. A large portion of the tank car orders are for leased equipment. 70% of the total cars which went into our lease fleet during the 2nd quarter were tank cars. Our leasing business is playing a very important role in our ability to continue to remain competitive in the U.S. railcar market.

During the 2nd quarter, we shipped approximately 960 railcars. 60% of our shipments were leased equipment. Our product shipments were split evenly between freight and tank cars. During the 3rd quarter, we are increasing our shipments back to a level comparable to the lst quarter. We expect to ship between 1200 to 1300 railcars during the 3rd quarter. 60% of the 3rd quarter shipments will be leased equipment. The new financing structure which John referred to earlier is very timely for us.

Our backlog in North America was 3100 units at the end of the 2nd quarter. This is 140% higher than it was at the end of the lst quarter. The railcar orders for the 3rd quarter are very strong. We've had customers verbally confirm orders for approximately 1650 railcars since the first of July. This is twice the number of railcars we sold for the entire lst quarter and 60% of what we sold for the 2nd quarter. We received one order for coal cars of 1100 units. We will start shipping the coal cars from our Georgia facility late in the 4th quarter. The majority of this order will ship in 2003.

The North American rail car industry demand is still very difficult to predict. As you can see, industry order levels this past quarter were substantially higher than they were in the previous quarter. The orders may continue to come in peaks and valleys for a while.

Our customers who are purchasing railcars right now are making some very good purchases. The pricing on rail equipment continues to be at a base load pricing level. On the positive side, we are placing a lot of low cost assets in our lease fleet. Long term, this helps position our leasing business as a low cost provider of high quality assets. 70% of our backlog is committed to our leasing business. The average age of our lease fleet remains at 5 years. We have a very modern lease fleet. Our average remaining lease term is 6.2 years.

During the past quarter, we have booked some nice business in our rail management group. Trinity Rail Management provides fleet management services to other major railcar fleet owners. By consolidating rail management services under one organization, our customers are able to leverage off the size of our fleet, our systems and our fleet management expertise. This is a fee-based business and provides unique synergy opportunities. Most of the fleet owners are also customers of Trinity in other areas of our business. During the 2nd quarter, we signed three new rail management contracts which total 23,000 railcars. We now have a sufficient volume of railcars under contract to attract other large fleets. We currently have 74,000 cars in the fleet we manage for 3rd parties and ourselves. We expect our rail management business to continue to grow.



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I continue to mention in each of our conference calls, the fact that the U.S.
rail fleet is getting older. There are over 770,000 cars in excess of 20 years old and this is an opportunity pool for us. Long-term, I believe the industry demand will be driven by replacement of the aging cars.

I'll close with a short success story which provides a quick view of how our vision is starting to take shape in the rail area of our business.

This month, we are starting to ship from our Monclova, Mexico plant, a new jumbo hopper car. This car was designed and built to serve a niche grain market. We saw a new demand surfacing for railcars to transport grain which serves the ethanol market. We now have firm orders for this car which extend through January 2003. This is an example of how our strategy is starting to come together. We have developed a new model for a specific market - produced it at our low cost facility and we are introducing it to the market through our leasing business. I'm getting excited as I watch our newly integrated group come together. Trinity's potential is incredible and our people are primed for the challenges. It's fortunate that our other manufacturing groups have been able to provide the cash flow to support our rail integration program.

At this time, I'll turn it back over to Neil so we can answer any questions which people may have.